Exhibit 99.1

Headway Workforce Solutions, Inc. AND SUBSIDIARIES

Consolidated Financial Statements

Quarterly Period Ended December 31, 2021

CONTENTS
Page(s)

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Stockholders’ Equity (Deficit)	4 - 5

Consolidated Statements of Cash Flows	6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	7 - 22

1

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2021 and September 30, 2021

	December 31,	September 30,
	2021	2021
	(UNAUDITED)
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,192,113	$2,125,720
Restricted Cash	961,414	961,414
Accounts Receivable:
Trade, Net of Allowance for Doubtful Accounts of $338,997 at December 31, 2021 and $316,947 at September 30, 2021	5,324,548	4,216,876
Unbilled	1,167,581	3,675,995
Prepaid Expenses and Other Current Assets	691,013	354,862

Total Current Assets	9,336,669	11,334,867

Software, Equipment and Leasehold Improvements, Net	1,346,809	1,271,965

Other Assets:
Long-Term Prepaid Expenses	2,975,000	2,975,000
Other Assets	95,080	95,080

Total Other Assets	3,070,080	3,070,080

Total Assets	$13,753,558	$15,676,912

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable	$531,916	$998,868
Accrued Expenses	1,822,404	1,702,387
Current Portion of Accrued Payroll	4,313,677	6,121,610
Deferred Revenue	822,135	-
Notes Payable	1,288,900	1,288,900
Current Portion of Notes Payable - Shareholders	-	1,000,000
Line of Credit	3,232,237	1,700,684

Total Current Liabilities	12,011,269	12,812,449

Other Liabilities	183,339	183,302
Accrued Payroll, Net of Current Portion	-	1,236,658

Total Liabilities	12,194,608	14,232,409

Stockholders’ Equity (Deficit):
Series B Redeemable Convertible Preferred Stock: $0.0001 Par Value; 1,700,000 Shares Authorized; 340,163 Shares Issued and Outstanding at December 31, 2021 and September 30, 2021; Aggregate Liquidation Preference of $340,163 at December 31, 2021 and September 30, 2021; Net of Issuance Costs of $732 at December 31, 2021 and September 30, 2021	270,622	270,622

Common Stock Warrants Issued with Series B Redeemable Convertible Preferred Stock	47,853	47,853

Series C Redeemable Convertible Preferred Stock: $0.0001 Par Value; 2,300,000 Shares Authorized; 906,675 Shares Issued and Outstanding at December 31, 2021 and September 30, 2021; Aggregate Liquidation Preference of $906,675 at December 31, 2021 and September 30, 2021; Net of Issuance Costs of $4,910 at December 31, 2021 and September 30, 2021	820,754	820,754

Common Stock Warrants Issued with Series C Redeemable Convertible Preferred Stock	56,339	56,339

Series D Redeemable Convertible Preferred Stock: $0.0001 Par Value; 10,300,000 Shares Authorized; 6,869,038 Shares Issued and Outstanding at December 31, 2021 and September 30, 2021; Aggregate Liquidation Preference of $6,869,038 at December 31, 2021 and September 30, 2021; Net of Issuance Costs of $278,125 at December 31, 2021 and September 30, 2021	5,388,385	5,388,385

Common Stock Warrants Issued with Series D Redeemable Convertible Preferred Stock	140,848	140,848

Common Stock; $0.0001 Par Value: 35,000,000 Shares Authorized; 2,669,917 Shares Issued and Outstanding at December 31, 2021 and September 30, 2021	267	267
Additional Paid-In Capital	7,858,536	7,858,536
Accumulated Deficit	(13,024,654)	(13,139,101)

Total Stockholders’ Equity	1,558,950	1,444,503

Total Liabilities and Stockholders’ Equity	$13,753,558	$15,676,912

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

2

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Quarters Ended December 31, 2021 and 2020

(UNAUDITED)

	2021	2020

Revenues:
Gross Billings - Staffing Solutions	$19,374,216	$17,834,420
Recruitment Process Outsourcing and
Other Fee-Based Services	5,472,141	2,755,627

Total Revenues	24,846,357	20,590,047

Direct Costs:
Direct Costs - Staffing Solutions	22,090,746	18,271,598

Total Direct Costs	22,090,746	18,271,598

Gross Margin	2,755,611	2,318,449

Selling, General, and Administrative Expenses	2,437,640	2,355,787
Depreciation and Amortization	80,706	53,223

Income (Loss) from Operations	237,265	(90,561)

Other Income (Expenses):
Interest Expense	(123,626)	(129,526)
Other Income (Expenses)	808	(16,782)

Total Other Income (Expenses)	(122,818)	(146,308)

Net Income (Loss) from Continuing Operations	114,447	(236,869)

Discontinued Operations:
Income (Loss) from Discontinued Operations	-	103,819
Gain on Sale of Discontinued Operations	-	-

Income on Discontinued Operations	-	103,819

Net Income (Loss)	$114,447	$(133,050)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Quarter Ended December 31, 2021

(UNAUDITED)

	Series B			Series C			Series D					Additional				Total
	Preferred Stock		Attached	Preferred Stock		Attached	Preferred Stock		Attached	Common Stock		Paid-In	Accumulated	Treasury Stock		Stockholders’
	Shares	Amount	Warrants	Shares	Amount	Warrants	Shares	Amount	Warrants	Shares	Amount	Capital	Deficit	Shares	Amount	Equity

Balance at September 30, 2021	340,163	$270,622	$47,853	906,675	$820,754	$56,339	6,869,038	$5,388,385	$140,848	2,669,917	$267	$7,858,536	$(13,139,101)	27,390	$-	$1,444,503

Net Income	-	-	-	-	-	-	-	-	-	-	-	-	114,447	-	-	114,447

Balance at December 31, 2021	340,163	$270,622	$47,853	906,675	$820,754	$56,339	6,869,038	$5,388,385	$140,848	2,669,917	$267	$7,858,536	$(13,024,654)	27,390	$-	$1,558,950

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Quarter Ended December 31, 2020

(UNAUDITED)

	Series B			Series C			Series D					Additional				Total
	Preferred Stock		Attached	Preferred Stock		Attached	Preferred Stock		Attached	Common Stock		Paid-In	Accumulated	Treasury Stock		Stockholders’
	Shares	Amount	Warrants	Shares	Amount	Warrants	Shares	Amount	Warrants	Shares	Amount	Capital	Deficit	Shares	Amount	Deficit

Balance at September 30, 2020	340,163	$270,622	$47,853	906,675	$820,754	$56,339	6,869,038	$5,388,385	$140,848	2,669,917	$267	$7,858,536	$(23,838,830)	27,390	$-	$(9,255,226)

Net Loss	-	-	-	-	-	-	-	-	-	-	-	-	(133,050)	-	-	(133,050)

Balance at December 31, 2020	340,163	$270,622	$47,853	906,675	$820,754	$56,339	6,869,038	$5,388,385	$140,848	2,669,917	$267	$7,858,536	$(23,971,880)	27,390	$-	$(9,388,276)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Quarters Ended December 31, 2021 and 2020

(UNAUDITED)

	2021	2020
Cash Flows from Operating Activities:
Net Income (Loss)	$114,447	$(133,050)
Adjustments to Reconcile Net Income (Loss) to Net Cash
Used By Operating Activities:
Depreciation and Amortization	80,706	53,223
Changes in Operating Assets and Liabilities:
Accounts Receivable	1,400,742	(832,945)
Prepaid Expenses and Other Current Assets	(336,151)	(343,212)
Long-Term Prepaid Expenses	-	30,787
Accounts Payable	(466,952)	573,907
Accrued Expenses	120,017	204,728
Accrued Payroll	(3,044,591)	(2,458,405)
Deferred Revenue	822,135	1,019,889
Other Liabilities	37	(332)

Net Cash Used By Operating Activities	(1,309,610)	(1,885,410)

Cash Flows from Investing Activity:
Capital Expenditures	(155,550)	(231,910)

Net Cash Used By Investing Activities	(155,550)	(231,910)

Cash Flows from Financing Activities:
Net Borrowings on Line of Credit	1,531,553	-
Payments on Notes Payable - Shareholders	(1,000,000)	(1,357,512)

Net Cash Provided (Used) By Financing Activities	531,553	(1,357,512)

Net Decrease in Cash	(933,607)	(3,474,832)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	3,087,134	6,570,081

Cash, Cash Equivalents and Restricted Cash at End of Period	$2,153,527	$3,095,249
Supplemental Disclosure of Cash Flow Information:
Cash Paid During the Period for Interest	$122,959	$497,720

Supplemental Disclosure of Cash, Cash Equivalents: and Restricted Cash Accounts:
Cash and Cash Equivalents	$1,192,113	$2,133,835
Restricted Cash	961,414	961,414

	$2,153,527	$3,095,249

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

1.	Nature of Business

Headway Workforce Solutions, Inc. and its wholly-owned subsidiaries (collectively the “Company”) have been delivering innovative and resource-saving workforce solutions to leading organizations since 1974. The Company’s human capital services include comprehensive recruitment and employer-of-record payroll solutions, as well as large-scale, enterprise-based, contingent workforce and contract labor programs.

The Company employs its Center for Operational & Recruitment Excellence (“CORE”), a centralized service delivery model focused on operational excellence to enable businesses to achieve greater workforce control and performance, while also providing significant financial and resource savings over traditional methods. The Company’s national corporate headquarters is located in North Carolina.

In August 2021, the Company entered into an equity purchase agreement with Prestige PEO Holdings (“Prestige”) pursuant to which Prestige acquired 100% of the Company’s ownership interest in PathGoal Employer Services, LLC (“PathGoal”). The purchase price was $4,000,000 and the Company received net proceeds at closing of $3,116,063, which was net of $243,937 working capital adjustment, $140,000 transaction expenses and $500,000 client retention payment. The $500,000 client retention payment is contingent consideration based upon future operating results of PathGoal. The Company will be paid in November 2022 if the gross profit, as defined in the equity purchase agreement, for PathGoal for the 12-month period ended September 30, 2022 is equal to or greater than $2,232,500. If the gross profit is equal to or greater than $2,115,000, but less than $2,232,500, the Company will receive a prorated amount, as defined by the equity purchase agreement, of the client retention payment. In the event the gross profit is less than $2,115,000, the client retention payment will be $0. The Company has not recorded a receivable for this contingent consideration as it is not probable that PathGoal will hit the minimum gross profit target. See Note 12 for information on discontinued operations.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Headway Workforce Solutions, Inc. and its wholly-owned subsidiaries, Headway Employer Services, LLC, PathGoal Employer Services, LLC, Headway Payroll Solutions, LLC, and Headway HR Solutions, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

7

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

For the purpose of the consolidated statements of cash flows, cash and cash equivalents are short-term, highly liquid investments with original maturities of three months or less when purchased. At December 31, 2021 and September 30, 2021, the Company had $100,040 and $1,640,034 of cash equivalents, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable arising from its normal business activities. The Company maintains cash balances in financial institutions located in the United States. The aggregate of the accounts at each institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company’s cash balances may exceed FDIC limits from time to time. The Company has not experienced any losses as a result of this concentration and believes it is not exposed to any significant credit risk on cash balances.

The Company believes that its credit risk regarding accounts receivable is limited due to the large number of entities comprising the Company’s customer base. In addition, the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for doubtful accounts, where appropriate and, as a consequence, believes that its accounts receivable credit risk exposure is limited to the amount established in the allowance for doubtful accounts.

Advertising

Advertising costs are expensed when incurred. Advertising expense for the quarters ended December 31, 2021 and 2020 was $52,137 and $78,559, respectively.

Restricted Cash

Restricted cash represents cash held in escrow at the Company’s bank solely for the support of its standby letter of credit requirements issued in support of workers’ compensation programs.

Revenue Recognition

The Company accounts for revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606. At the inception of each contract with a customer, the Company determines the performance obligations under the contract and the contract’s transaction price. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when the performance obligation is satisfied. The majority of the Company’s contracts have a single performance obligation as the promise to transfer services is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The Company’s performance obligations are satisfied over time as work progresses based on the transfer of services to its customers.

8

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Staffing Solutions

The Company enters into a contract to supply contingent staff to customers and providing other workforce solutions. Contingent staff may consist of temporary employees working under a contract for a fixed period of time or on a specific customer project. The Company’s revenues are derived from its gross billings, which are based on (i) the payroll cost of its worksite employees; and (ii) a markup computed as a percentage of the payroll cost. Reimbursable costs related to services where revenue is reported on a gross basis, including those related to travel and out-of-pocket expenses, are also included in revenue, and equivalent amounts of reimbursable costs are included in direct cost of revenue. Revenues from staffing solutions are recognized over time as the Company satisfies the performance obligation.

Professional Employer Organization (“PEO”)

The Company enters into contracts with client partners to provide Human Resource (HR) Outsourcing, payroll processing and business solutions services. Under these agreements, revenues are recognized when promised services are delivered to client partners, in the amount that reflects the consideration the Company expects to be entitled to in exchange for those services. The Company records revenue on a net basis as an agent versus on a gross basis as a principal in the presentation of revenues and expenses. The Company has concluded that net reporting for PEO is appropriate because the Company does not bear the risk of services provided. Revenues from PEO services are recognized over time as the Company satisfies the performance obligation. Revenues from these contracts are included in discontinued operations in the accompanying consolidated statements of operations.

Recruitment Process Outsourcing (“RPO”)

The Company enters into contracts to provide recruitment services for client partners. Revenue from RPO engagements is recognized on a scheduled basis in accordance with individual client contract terms as services are performed. Lesser amounts of revenue are also derived from direct placement services, which is generally recognized after placements are made and collectability is reasonably assured. Revenues from RPO services are recognized over time as the Company satisfies the performance obligation.

Contract Balances

Billed receivables and unbilled receivables (contract assets) are the results of revenue recognition, customer billing, and timing of payment receipts. Billed receivables represent unconditional rights to consideration under the terms of the contract and include amounts billed and currently due from the Company’s customers. Unbilled receivables represent the Company’s right to consideration in exchange for services that the Company has transferred to the customer prior to the Company having the right to payment for such services. Deferred revenue (contract liabilities) is recorded when customers remit contractual cash payments in advance of the Company satisfying performance obligations under contractual arrangements, including those with performance obligations to be satisfied over a period of time.

9

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts. Management estimates the allowance for doubtful accounts based on historical experience and by identifying troubled accounts. Management identifies troubled accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written off when the Company determines that the possibility of collection becomes remote. Recoveries of accounts receivable previously written off are recorded when received. The Company’s allowance for doubtful accounts as of December 31, 2021 and September 30, 2021 was $338,997 and $316,947, respectively.

Software, Equipment and Leasehold Improvements

Leasehold improvements and equipment are stated at cost, less accumulated depreciation. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized utilizing the straight-line method over the shorter of the term of the lease or their estimated useful lives, which range from three to seven years. Routine maintenance and repairs are charged to expense when incurred. Gains or losses are credited or charged to earnings upon disposition.

Internal-Use Software

Capitalized costs for internal-use software include payroll costs for the Company’s employees who are directly associated with, and devote time to, the Company’s internal-use software project. Capitalization begins when the planning stage is complete and the Company commits resources to the software project, and continues during the application development stage. Capitalization ceases when the software has been tested and ready for its intended use. Costs incurred during the planning, training and post-implementation stages of the software development life-cycle are expensed as incurred.

Impairment of Long-Lived Assets

The Company evaluates whether there has been an impairment in any of its long-lived assets or asset groups on an annual basis or if certain circumstances indicate that a possible impairment may exist. An impairment in value exists whenever the carrying value of a long-lived asset exceeds its fair value. If it is determined that impairment in value has occurred, the carrying value is written down to its fair value. The Company recorded no impairments during the quarters ended December 31, 2021 and 2020.

Deferred Rent

The Company leases office space under agreements which provide periodic increases over the lease term. The Company records rent expense on a straight-line basis. Accordingly, timing differences between the amount paid for rent and the amount expensed are recorded as deferred rent and are included in other liabilities in the accompanying consolidated balance sheets.

10

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

Self-Insurance Liability

The Company has established a high-deductible insurance program to cover its workers’ compensation risk. The program requires the Company to pay the first $250,000 for each claim; thereafter, a stop-loss insurance policy covers all remaining claim cost. The policy also provides for an aggregate annual out-of-pocket maximum of $2,250,000. The Company estimates annual losses under the self-insurance program. Amounts accrued under the self-insurance program totaled approximately $1,468,000 and $1,534,000 at December 31, 2021 and September 30, 2021, respectively, and are included in accrued expenses in the accompanying consolidated balance sheets. The insurance policy at times requires the Company to fund cash collateral amounts in advance. The Company’s cash collateral balances of $2,975,000 at December 31, 2021 and September 30, 2021 is included within long-term prepaid expenses in the accompanying consolidated balance sheets.

Income Taxes

For the quarters ended December 31, 2021 and 2020, the Company’s provision for income taxes represents franchise and other minimum taxes imposed by taxing authorities within the various jurisdictions in which the Company operates.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority.

The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

11

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

2.	Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of ASC 740 Income Taxes.

Stock-Based Compensation

As further described in Note 9, the Company operates a stock option plan and grants options from time to time. Compensation expense is measured based upon the calculated values for awards granted. Such grant values are recorded and expensed over the requisite service period using the straight-line method.

Equity-Linked Financial Instruments

The Company evaluates equity-linked financial instruments, such as warrants, primarily based on the guidance contained in ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. The evaluation determines the classification, amount, and timing of recognition of these instruments.

3.	Going Concern

The accompanying consolidated financial statements have been prepared on a basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Even though the Company reported net income for the quarter ended December 31, 2021, the Company reported a loss for the quarter ended December 31, 2020 and has negative working capital as of December 31, 2021 and September 30, 2021.

Management believes that cash generated from future operations, existing credit line availability, and continued financial support from investors will enable the Company to achieve its goals. Management’s plans to achieve profitable operations are dependent upon its ability to continue to increase service revenue. The Company’s operating results are also impacted by its ability to accurately estimate, control, and manage its direct costs relative to revenues derived from the markup component of its gross billings. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

Should the Company not achieve its expected levels of revenues, or accurately estimate, control, and manage its direct costs when negotiating contractual terms with customers, management may be required to alter the Company’s operating plans. The attainment of profitable operations is dependent upon future events, including achieving a level of revenues adequate to support the Company’s cost structure. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future. The need for additional capital may be adversely impacted by uncertain market conditions related to the COVID-19 pandemic (see Note 15).

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HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

4.	Software, Equipment and Leasehold Improvements

Software, equipment and leasehold improvements consisted of the following:

	December 31,	September 30,
	2021	2021

Software	$1,970,620	$1,261,338
Office and Computer Equipment	12,507	553,732
Leasehold Improvements	112,907	221,842
Furniture and Fixtures	209,335	112,907

	2,305,369	2,149,819
Less: Accumulated Depreciation and Amortization	(958,560)	(877,854)

Equipment and Leasehold Improvements, Net	$1,346,809	$1,271,965

5.	Line of Credit Facility and Pledged Assets

The Company has a line of credit agreement (the “Agreement”) with Capital Business Credit LLC (“CBC”), now White Oak Commercial Finance, LLC (“White Oak”), that provided working capital and supported general corporate needs. Under the terms of the Agreement, the line of credit matures in June 2024. White Oak may terminate the Agreement at any time upon providing 30-days written notice. The Agreement is secured by all the assets of the Company and is personally guaranteed by members of management of the Company.

Under the terms of the agreement the maximum borrowing capacity is $10,000,000. The borrowing base is defined as the sum of the following: (a) 95% of the eligible ordinary receivables, as defined, and (b) the lessor of (i) $3,000,000 or (ii) 95% of the Company’s outstanding eligible unbilled receivables, as defined, less the sum of the following: (c) 100% of the undrawn amount of all letters of credit outstanding, (d) the special availability reserve, (e) the quarterly tax reserve and (f) the amount all other availability reserves in effect as such time. The line of credit bears interest at LIBOR plus 5.00% with a floor of 7.00% (7.00% at December 31, 2021) on all outstanding balances and 0.25% for any unused portion of the line of credit. At December 31, 2021 and September 30, 2021, borrowings of $3,232,237 and $1,700,684, respectively, were outstanding on the credit facility.

From time to time White Oak may cause letters of credit to be opened to be issued for the Company’s benefit. The aggregate face amount of all letters of credit outstanding will become the letter of credit reserve, which reduces the borrowing base under the Agreement. Under the terms of the amended agreement the letter of credit sub-line may not exceed $2,000,000. The Company is required to pay interest monthly on the face amount of all letters of credit at a rate of LIBOR plus 6.25% (6.48% at December 31, 2021). At December 31, 2021 and September 30, 2021, there were $987,937 of standby letters of credit that had been issued related to workers’ compensation.

13

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

5.	Line of Credit Facility and Pledged Assets (Continued)

The Agreement operates similar to a factoring arrangement whereby the Company’s receivables are bought by White Oak. However, receivables purchased by White Oak are required to be repurchased by the Company in the event the Company’s customer disputes the invoice amount or if the receivable remains unpaid past a certain number of days from the invoice date. Due to the recourse provisions in the arrangement, the Company accounts for transactions under the credit facility as secured borrowings.

On December 28, 2021, the Company amended the terms of the Agreement with White Oak. Under terms of the amended agreement, the maximum borrowing capacity was reduced from $12,000,000 to $10,000,000, extended the maturity date from June 30, 2022 to June 30, 2024, removed the special availability reserve, amended the early termination fee and reduced the LIBOR Index Rate floor from 2% to 1%. In addition, the amended Agreement has certain financial covenants that must be met on a quarterly basis beginning with the quarter ended March 31, 2022. The Company was in violation of the financial covenants as of March 31, 2022 and June 30, 2022.

6.	Notes Payable - Shareholders

In January 2017, the Company entered into unsecured note payable agreements, totaling $1,000,000, with 16 of the Company’s preferred stock shareholders. The notes accrue interest at 12% and require monthly payments of ten percent of the unpaid principal balance beginning June 2017 with the remaining unpaid principal and interest balance due November 2017. There was $0 and $1,000,000 outstanding on the shareholder notes payable as of December 31, 2021 and September 30, 2021, respectively. On December 31, 2021, the notes payable were paid in full. The Company obtained consent from White Oak prior to payment of the subordinated notes payable. The note payable agreements have been classified as a current liability in the accompanying consolidated balance sheet at September 30, 2021.

In September 2017, the Company entered into unsecured note payable agreements, totaling $1,000,000, with five of the Company’s preferred stock shareholders. The notes accrue interest at 12% and require monthly payments of ten percent of the unpaid principal balance beginning March 2019 with the remaining unpaid principal and interest balance due January 2020. There was $0 outstanding on the shareholder notes payable as of December 31, 2021 and September 30, 2021. The Company obtained consent from White Oak to pay the subordinated notes payable during the year ended September 30, 2021.

14

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

6.	Notes Payable – Shareholders (Continued)

In May 2019, the Company entered into unsecured note payable agreements, totaling $1,357,512, with 18 of the Company’s preferred stock shareholders. The notes accrue interest at 12% with the unpaid principal and interest balance due May 2020. There was $0 outstanding on the shareholder notes payable as of December 31, 2021 and September 30, 2021. The Company obtained consent from White Oak to pay off the subordinated notes payable in full during the year ended September 30, 2021.

7.	Notes Payable

In May 2020 and June 2020, the Company entered into four note payable agreements totaling $11,966,505 through the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act. In June 2021, the Company received forgiveness on three notes totaling $10,677,605 from the Small Business Administration. There was $1,288,900 outstanding on the notes payable as of December 31, 2021 and September 30, 2021. The Company anticipates the outstanding balance of the notes payable will be forgiven in accordance with the regulations of the Paycheck Protection Program during the year ended September 30, 2022, and have been classified as current within the consolidated balance sheets.

8.	Stockholders’ Equity

Capital Structure

In May 2019, the Board of Directors amended the Company’s Second Amended and Restated Stockholders’ Agreement to, among other things, authorize additional shares of the Company’s Series E Redeemable Convertible Preferred Stock. Effective May 2019, the Company is authorized to issue 35,000,000 shares of $0.0001 common stock and 18,300,000 shares of $0.0001 par value preferred stock. At December 31, 2021 and September 30, 2021, 2,669,917 shares of common stock were issued and outstanding. At December 31, 2021 and September 30, 2021, 8,115,876 shares of preferred stock were issued and outstanding.

15

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

8.	Stockholders’ Equity (Continued)

Capital Structure (Continued)

Additional information related to the Company’s preferred stock as of December 31, 2021 is reflected in the following schedule:

	Shares		Aggregate
		Issued and	Liquidation
Preferred Stock Series	Authorized	Outstanding	Preference

Series B Redeemable Convertible Stock	1,700,000	340,163	$340,163
Series C Redeemable Convertible Stock	2,300,000	906,675	906,675
Series D Redeemable Convertible Stock	10,300,000	6,869,038	6,869,038
Series E Redeemable Convertible Stock	4,000,000	-	-

	18,300,000	8,115,876	$8,115,876

Capital Structure

Series B Redeemable Convertible Preferred Stock is collectively referred to as “Series B”. Series C Redeemable Convertible Preferred Stock is collectively referred to as “Series C”. Series D Redeemable Convertible Preferred Stock is collectively referred to as “Series D”. Series E Redeemable Convertible Preferred Stock is collectively referred to as “Series E”.

Preferred Stock

Dividends

The holders of the Company’s preferred stock are entitled to receive cumulative dividends on their investment at an annual rate of 10%. The holders of Series E have dividend preference over the holders of Series D, Series C, and Series B. The holders of Series D have dividend preference over the holders of Series C and Series B. The holders of Series C have dividend preference over the holders of Series B.

Dividends shall be payable only when, as, and if declared by the Board of Directors, but only out of funds that are legally available. Therefore, all undeclared and unpaid cumulative dividends with respect to each of the above-described series of preferred stock shall compound annually and, for purposes of dividend accrual only, shall be added to the original issue price upon which dividends shall continue to accrue. The Board of Directors may elect to treat such annual compounding as a dividend paid in shares of the applicable series of preferred stock.

As of December 31, 2021, the Company had cumulative preferred dividends in arrears of $321,149, $857,934, and $6,410,993 related to shares of Series B, Series C and Series D preferred stock, respectively. As of September 30, 2021, the Company had cumulative preferred dividends in arrears of $305,935, $817,424, and $6,105,486 related to shares of Series B, Series C and Series D preferred stock, respectively. The Company did not issue any preferred stock dividends during the quarters ended December 31, 2021 and 2020.

16

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

8.	Stockholders’ Equity (Continued)

Preferred Stock (Continued)

Liquidation

Upon any liquidation, dissolution, or winding up of the Company, in reverse corresponding alphabetical order of the preferred stock series letter, each series of preferred stock has distribution preference over the subsequent series. The holders of Series E will be entitled to an amount equal to $1.00 per share plus an amount equal to all declared and unpaid dividends determined as of the date of such liquidation event before any payment or distribution is made to holders of Series D, Series C or Series B. The holders of Series D, Series C and Series B are entitled to same distribution of $1.00 per share plus any declared and unpaid dividends, which shall be paid in reverse alphabetical order. After payment of liquidation preference, as defined by the second amended and restated certificate of incorporation, to holders of preferred stock, the holders of share of common stock then outstanding will be entitled to receive the remaining assets of the Company available for distribution on a pro rata basis. The aggregate Series B, Series C, and Series D liquidation preferences at December 31, 2021 and September 30, 2021 were $340,163, $906,675, and $6,869,038.

Voting Rights

Preferred stockholders are not entitled to voting privileges except on matters involving (i) reclassifications of any securities or other outstanding capital stock of the Company; (ii) amendments, modifications or repealing the powers, preferences or rights of or the restrictions provided for the benefit of the holders of such class or series of preferred stock; (iii) amendment of the certificate of incorporation in any manner that otherwise disproportionately and adversely impacts such class or series of preferred stock as compared to any or all of the other classes or series of preferred stock; or (iv) increases in the number of shares of such class or series of preferred stock issued or authorized for issuance.

Redemption

The Company in its sole discretion, at any time or from time to time, in whole or in part, may redeem shares of preferred stock at the price per share equal to the liquidation preference as of the date of such call redemption, provided, however that the Company may not exercise its redemption right with respect to Series D, Series C or Series B without the consent of the holders of a majority of the then outstanding shares of Series E unless all shares of Series E have been redeemed in full. With respect to any call redemption of fewer than all the outstanding shares of preferred stock, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata among each series of preferred stock.

17

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

8.	Stockholders’ Equity (Continued)

Preferred Stock (Continued)

Conversion into Common Stock

Upon closing the sale of the Company’s common stock in a firm commitment, underwritten public offering, or to an employee benefit plan of the Company, with minimum net proceeds to the Company of $40,000,000 in which the common stock is listed on the New York Stock Exchange or NASDAQ Global Market (a Qualified IPO), then upon consummation of such Qualified IPO, at the Company’s option and in its sole discretion, all shares, regardless of class or series, of preferred stock shall automatically convert to common stock at the then applicable conversion price of the preferred stock held by such holder.

Each share of preferred stock is also convertible at the election of the holder, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock as is determined by dividing $1.00 by the conversion price, as defined, in effect at the time of conversion of each series of preferred stock.

Shares of common stock at December 31, 2021 are reserved for future issuance as follows:

Common Stock Warrants Outstanding	2,335,038
Series E Preferred Stock Warrants Outstanding	2,715,381
Options Granted and Outstanding	683,361
Options Available for Grant Under Stock Plan	294,263

6,028,043

9.	Stock-Based Compensation

During 2008, the Company adopted the 2008 Stock Option Plan (the “Plan”). During the year ended September 30, 2015, the Company’s board of directors increased the total number of shares reserved to be issued under the Plan to 977,624. As of December 31, 2021 and September 30, 2021, the Company reserved 977,624 shares of common stock in connection with stock option grants. Stock options granted under the Plan have an exercise price generally equal to the estimated fair value of the Company’s common stock as determined by the Board of Directors. The vesting period is determined by the Board of Directors for each grant.

The fair value of each option award is estimated at the date of grant using the Black-Scholes option valuation model utilizing assumptions, including volatility, risk-free interest rate, and expected terms. The Company has utilized the fair value-based method for determining the value of stock options. Because the Company’s stock is not actively traded, management identified a similar public company for which share price information is available in determining historical volatility of that public company and substituted the historical volatility for the expected volatility used as the assumption in the stock option valuation model. The risk-free rate reflects the U.S. Treasury yield for a similar expected life instrument in effect at the time of the grant.

18

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

9.	Stock-Based Compensation (Continued)

The expected term assumptions reflect the period for which the Company believes the options will remain outstanding.

The Company granted zero stock options to employees during the quarters ended December 31, 2021 and 2020.

As of December 31, 2021 and September 30, 2021, there were 294,263 options available for grant and 683,361 options outstanding with a weighted average exercise price of $0.46. There were no options granted or terminated or any other changes to the stock option plan during the quarters ended December 31, 2021 and 2020.

In connection with stock option activity, the Company recognized $0 of stock-based compensation expense during the quarters ended December 31, 2021 and 2020.

10.	Warrants

In accordance with the September 10, 2013 Agreements, all previously issued warrants to purchase 262,601 shares of the Company’s common stock were terminated. Upon issuance of Series B, Series C and Series D, each preferred stockholder became contingently entitled to receive warrants to purchase shares of the Company’s common stock at $0.01 per share. However, the rights and obligations conveyed by the warrants become effective only in the event the Company’s EBITDA, as defined, was less than $6 million for the combined periods of the year ended September 30, 2014 and the nine months ended September 30, 2013. If the Company’s EBITDA is less than $6 million, the Company shall issue to each preferred stockholder, on a pro rata basis within each series of preferred stock, a number of warrants. Such that Series B, Series C, and Series D stockholders will own 3.4%, 4.0%, and 10.0%, respectively, of the Company’s common stock on an as converted basis immediately following issuance.

The rights and obligations to receive warrants resulted in the contingent ability of the preferred stockholders to purchase 3,567,635 shares of common stock at $0.01 per share, which were valued at $352,348. In the event the contingency is met and the warrants are issued, they will expire ten years after issuance. Management has determined that the contingency associated with these warrants requires equity, rather than liability, treatment. The warrants were initially recognized based on an allocation of the proceeds received in exchange for the issuance of Series D, and in the case of Series B and Series C, the carrying amount of subordinated term notes prior to conversion, between the preferred stock and the warrants on a relative fair value basis.

Because the rights and obligations related to the warrants were conveyed in connection with the issuance of Series B, Series C, and Series D, the recognized value of the warrants have been treated as a discount to each series of preferred stock.

19

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

10.	Warrants (Continued)

In February 2015, the Company granted 3,567,635 warrants to various shareholders in connection with the September 2013 agreements since the Company did not meet the minimum EBITDA requirement for fiscal years 2014 and 2013. These warrants allow the holders to purchase the Company’s common stock at $0.01 per share and can be exercised through February 2025. Since February 2015, 1,232,597 warrants have been exercised or forfeited.

In May 2019, the Company granted 2,715,381 warrants to various shareholders in connection with the shareholders respective note payable agreements. These warrants allow the holders to purchase the Company’s Series E preferred stock at $0.01 per share and can be exercised through May 2029. The Company did not allocate a fair value to the warrants as the amount was not material.

There were no warrants granted, exercised or cancelled during the quarter ended December 31, 2021 and 2020. There were 2,335,038 common stock warrants outstanding as of December 31, 2021 and September 30, 2021. There were 2,715,381 Series E preferred stock warrants outstanding as of December 31, 2021 and September 30, 2021.

11.	Commitments and Contingencies

Operating Leases

In September 2018, the Company entered into an operating lease agreement to for office space in Raleigh, North Carolina, with rent increases beginning annually in August 2019. The lease matures in March 2029.

Future minimum lease payments under non-cancelable operating leases are as follows:

Period ending December 31,	Amount

2022	$320,063
2023	326,012
2024	329,823
2025	337,244
2026	344,832
Thereafter	804,587

$2,462,561

20

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

11.	Commitments and Contingencies (Continued)

Other Contingent Liabilities

Certain claims and suits arising in the ordinary course of business have been filled or are pending against the Company. In the opinion of management, the ultimate outcome of these matters will not have a material impact on the Company’s financial position, results of operations or cash flows.

12.	Discontinued Operations

During August 2021, the Company entered into an equity purchase agreement with Prestige pursuant to which Prestige acquired 100% of the Company’s ownership interest in PathGoal. PathGoal’s carrying amounts of major classes of operations are presented as held for sale and presented separately in the statements of operations.

A reconciliation of the major revenues and expenses for the quarters ended December 31 is as follows:

	2021	2020
Carrying amount of major classes of assets included as part of discontinued operations:
Net Billings – PEO Clients	$-	$1,922,050
Direct Costs – PEO Clients	-	(1,390,394)
Selling, General, and Administrative Expenses	-	(423,653)
Other Expenses	-	(4,184)
Gain on Sale of Discontinued Operations	-	-

Income on Discontinued Operations	$-	$103,819

13.	GAAP Departure

According to FASB ASC 205, Discontinued Operations, the Company is required to disaggregate discontinued operations in the accompanying statement of cash flows. The Company has chosen not to disaggregate the activity in the accompanying statement of cash flows. The effects of this departure from GAAP on financial position, results of operations and cash flows have not been determined.

21

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(UNAUDITED)

14.	Recent Accounting Pronouncements

During the fiscal year ending September 30, 2022, the Company will adopt FASB ASC 842, Leases, (“ASC 842”). ASC 842 requires the lease rights and obligations arising from lease contracts, including existing and new arrangements, to be recognized as assets and liabilities on the balance sheet. FASB ASU 2018-11 allows for a transition method which permits use of the effective date of adoption as the date of initial application of ASU 2016-02 without restating comparative period financial statements and provides entities with a practical expedient that allows entities to elect not to separate lease and non-lease components when certain conditions are met. The Company plans to adopt ASU 2016-02 using October 1, 2021 as the date of initial application. Consequently, financial information and the disclosures required under the new standard will not be provided for dates and periods before September 30, 2021. The Company has also elected a transition package including practical expedients that permitted it not to reassess the classification and initial direct costs of expired or existing contracts and leases and to not separate lease and non-lease components of leases executed subsequent to adoption. There are no expected adjustments to accumulated deficit as a result of the adoption of these standards.

15.	Uncertainties

As a result of the COVID-19 outbreak in the United States, economic uncertainties have arisen which may have a negative impact on the Company’s financial results in the future. The extent of the impact of COVID-19 on the operational and financial performance will depend on certain developments, including duration and spread of the outbreak, impact on customers, employees and vendors, all of which are uncertain at this time. The extent to which COVID-19 may impact the Company’s financial condition or results in the future in uncertain.

16.	Subsequent Events

The Company executed a letter of intent in April 2022 to sell the Company to Staffing 360 Solutions (“Staffing 360”). The total consideration of $14,000,000 will be payable via a combination of Staffing 360 stock and cash. The acquisition is subject to the satisfaction of certain closing conditions. Upon closing, $9,000,000 will be paid through the issuance of shares of Staffing 360 preferred stock that are convertible into approximately 3,500,000 shares of common stock, and up to $5,000,000 cash through an earn out provision.

On May 17, 2022, the Company received forgiveness from the Small Business Administration on a note payable totaling $1,175,700 with the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act. The Company paid the remaining $113,200 on the note payable back to the financial institution.

The Company has evaluated events and transactions for potential recognition or disclosure in the consolidated financial statements through July 19, 2022, which is the date the consolidated financial statements were available to be issued.

The Company has evaluated events and transactions for potential recognition or disclosure in the consolidated financial statements through July 19, 2022, which is the date the consolidated financial statements were available to be issued.

22

Headway Workforce Solutions, Inc. AND SUBSIDIARIES

Consolidated Financial Statements

September 30, 2021 and 2020

23

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Headway Workforce Solutions, Inc. and Subsidiaries

Raleigh, North Carolina

We have audited the accompanying consolidated financial statements of Headway Workforce Solutions, Inc. (a Delaware corporation) and Subsidiaries, which comprise the consolidated balance sheets as of September 30, 2021 and 2020, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Qualified Opinion

As more fully described in Note 18 to the consolidated financial statements, the Company has elected not to segregate discontinued operations with the accompanying consolidated statements of cash flows. In our opinion, accounting principles generally accepted in the United States of America require that the consolidated statements of cash flows disaggregate discontinued operations. Management has informed us that the Company has not disaggregated the discontinued operations in the accompanying consolidated statements of cash flows.

Qualified Opinion

In our opinion, except for the effects of failing to disaggregate discontinued operations in the accompanying consolidated statements of cash flows as discussed in the Basis for Qualified Opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Headway Workforce Solutions, Inc. and Subsidiaries as of September 30, 2021 and 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficit, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Correction of an Error

As described in Note 16 to the consolidated financial statements, errors resulting in understating amounts previously reported for deferred revenue, accrued payroll, direct costs – staffing solutions, and overstating revenue as of September 30, 2020, were discovered by management during the current year. Accordingly, amounts reported for deferred revenue and revenues have been restated in the 2020 consolidated financial statements now presented, and an adjustment has been made to accumulated deficit as of September 30, 2020 to correct the error. Our opinion is not modified with respect to that matter.

Raleigh, North Carolina

June 28, 2022

24

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2021 and 2020

		(As Restated)
	2021	2020
ASSETS

Current Assets:
Cash and Cash Equivalents	$2,125,720	$4,731,156
Restricted Cash	961,414	981,780
Accounts Receivable:
Trade, Net of Allowance for Doubtful Accounts of $316,947 in 2021 and $270,928 in 2020	4,216,876	3,536,592
Unbilled	3,675,995	1,159,180
Prepaid Expenses and Other Current Assets	354,862	221,258

Total Current Assets	11,334,867	10,629,966

Software, Equipment and Leasehold Improvements, Net	1,271,965	723,594

Other Assets:
Long-Term Prepaid Expenses	2,975,000	2,975,000
Other Assets	95,080	105,880

Total Other Assets	3,070,080	3,080,880

Total Assets of the Disposal Group Classified as Discontinued Operations	-	2,383,596

Total Assets	$15,676,912	$16,818,036

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable	$998,868	$491,239
Accrued Expenses	1,702,387	2,728,364
Current Portion of Accrued Payroll	6,121,610	2,363,092
Deferred Revenue	-	359,314
Notes Payable	1,288,900	11,966,505
Current Portion of Notes Payable - Shareholders	1,000,000	1,357,512
Line of Credit	1,700,684	-

Total Current Liabilities	12,812,449	19,266,026

Notes Payable - Shareholders, Net of Current Portion	-	2,000,000
Other Liabilities	183,302	176,839
Accrued Payroll, Net of Current Portion	1,236,658	1,773,387
Total Liabilities of the Disposal Group Classified as Discontinued Operations	-	2,857,010

Total Liabilities	14,232,409	26,073,262

Stockholders’ Equity (Deficit):
Series B Redeemable Convertible Preferred Stock: $0.0001 Par Value; 1,700,000 Shares Authorized; 340,163 Shares Issued and Outstanding at September 30, 2021 and 2020; Aggregate Liquidation Preference of $340,163 at September 30, 2021 and 2020; Net of Issuance Costs of $732 at September 30, 2021 and 2020	270,622	270,622

Common Stock Warrants Issued with Series B Redeemable Convertible Preferred Stock	47,853	47,853

Series C Redeemable Convertible Preferred Stock: $0.0001 Par Value; 2,300,000 Shares Authorized; 906,675 Shares Issued and Outstanding at September 30, 2021 and 2020; Aggregate Liquidation Preference of $906,675 at September 30, 2021 and 2020; Net of Issuance Costs of $4,910 at September 30, 2021 and 2020	820,754	820,754

Common Stock Warrants Issued with Series C Redeemable Convertible Preferred Stock	56,339	56,339

Series D Redeemable Convertible Preferred Stock: $0.0001 Par Value; 10,300,000 Shares Authorized; 6,869,038 Shares Issued and Outstanding at September 30, 2021 and 2020; Aggregate Liquidation Preference of $6,869,038 at September 30, 2021 and 2020; Net of Issuance Costs of $278,125 at September 30, 2021 and 2020	5,388,385	5,388,385

Common Stock Warrants Issued with Series D Redeemable Convertible Preferred Stock	140,848	140,848

Common Stock; $0.0001 Par Value: 35,000,000 Shares Authorized; 2,669,917 Shares Issued and Outstanding at September 30, 2021 and 2020	267	267
Additional Paid-In Capital	7,858,536	7,858,536
Accumulated Deficit	(13,139,101)	(23,838,830)

Total Stockholders’ Equity (Deficit)	1,444,503	(9,255,226)

Total Liabilities and Stockholders’ Equity (Deficit)	$15,676,912	$16,818,036

25

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended September 30, 2021 and 2020

		(As Restated)
	2021	2020

Revenues:
Gross Billings - Staffing Solutions	$69,337,477	$57,282,941
Recruitment Process Outsourcing and
Other Fee-Based Services	14,084,529	9,491,332

Total Revenues	83,422,006	66,774,273

Direct Costs:
Direct Costs - Staffing Solutions	73,836,810	59,675,824

Total Direct Costs	73,836,810	59,675,824

Gross Margin	9,585,196	7,098,449

Selling, General, and Administrative Expenses	11,307,479	12,340,025
Depreciation and Amortization	241,986	90,225

Operating Loss	(1,964,269)	(5,331,801)

Other Income (Expenses):
Interest Expense	(500,578)	(901,621)
Other Income	10,677,605	-
Other Expenses	(331,917)	(42,981)

Total Other Income (Expenses)	9,845,110	(944,602)

Net Income (Loss) from Continuing Operations	7,880,841	(6,276,403)

Discontinued Operations:
Income (Loss) from Discontinued Operations	(348,347)	726,928
Gain on Sale of Discontinued Operations	3,167,235	-

Income on Discontinued Operations	2,818,888	726,928

Net Income (Loss)	$10,699,729	$(5,549,475)

26

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Years Ended September 30, 2021 and 2020

	Series B			Series C			Series D					Additional				Total Stockholders’
	Preferred Stock		Attached	Preferred Stock		Attached	Preferred Stock		Attached	Common Stock		Paid-In	Accumulated	Treasury Stock		Equity
	Shares	Amount	Warrants	Shares	Amount	Warrants	Shares	Amount	Warrants	Shares	Amount	Capital	Deficit	Shares	Amount	(Deficit)

Balance at September 30, 2019	340,163	$270,622	$47,853	906,675	$820,754	$56,339	6,869,038	$5,388,385	$140,848	2,669,917	$267	$7,858,536	$(18,289,355)	27,390	$-	$(3,705,751)

Net Loss, As Restated	-	-	-	-	-	-	-	-	-	-	-	-	(5,549,475)	-	-	(5,549,475)

Balance at September 30, 2020, as Restated	340,163	270,622	47,853	906,675	820,754	56,339	6,869,038	5,388,385	140,848	2,669,917	267	7,858,536	(23,838,830)	27,390	-	(9,255,226)

Net Income	-	-	-	-	-	-	-	-	-	-	-	-	10,699,729	-	-	10,699,729
Balance at September 30, 2021	340,163	$270,622	$47,853	906,675	$820,754	$56,339	6,869,038	$5,388,385	$140,848	2,669,917	$267	$7,858,536	$(13,139,101)	27,390	$-	$1,444,503

27

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended September 30, 2021 and 2020

	2021	(As Restated) 2020
Cash Flows from Operating Activities:
Net Income (Loss)	$10,699,729	$(5,549,475)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided (Used) By Operating Activities:
Depreciation and Amortization	241,986	90,225
Forgiveness of Notes Payable	(10,677,605)	-
Gain on Sale of Business	(3,430,387)	-
Changes in Operating Assets and Liabilities:
Accounts Receivable	(2,008,882)	7,420,590
Prepaid Expenses and Other Current Assets	52,488	(34,606)
Long-Term Prepaid Expenses	-	(53,483)
Other Assets	(235,155)	-
Accounts Payable	1,239,266	(283,165)
Accrued Expenses	(915,974)	534,984
Accrued Payroll	1,146,386	144,326
Deferred Revenue	(356,680)	359,314
Other Liabilities	(52,741)	7,652

Net Cash Provided (Used) By Operating Activities	(4,297,569)	2,636,362

Cash Flows from Investing Activities:
Proceeds from Sale of Business, Net of Cash Sold	2,253,697	-
Capital Expenditures	(782,247)	(541,597)

Net Cash Provided (Used) By Investing Activities	1,471,450	(541,597)

Cash Flows from Financing Activities:
Net Borrowings (Payments) on Line of Credit	1,700,684	(8,777,955)
Payments on Notes Payable - Shareholders	(2,357,512)	-
Proceeds from Notes Payable	-	11,966,505

Net Cash Provided (Used) By Financing Activities	(656,828)	3,188,550

Net Increase (Decrease) in Cash	(3,482,947)	5,283,315

Cash, Cash Equivalents and Restricted Cash at Beginning of Year	6,570,081	1,286,766

Cash, Cash Equivalents and Restricted Cash at End of Year	$3,087,134	$6,570,081

Supplemental Disclosure of Cash Flow Information:
Cash Paid During the Year for Interest	$923,479	$497,720

Supplemental Disclosure of Cash, Cash Equivalents: and Restricted Cash Accounts:
Cash and Cash Equivalents	$2,125,720	$5,588,301
Restricted Cash	961,414	981,780

	$3,087,134	$6,570,081

28

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

1.	Nature of Business

Headway Workforce Solutions, Inc. and its wholly-owned subsidiaries (collectively the “Company”) have been delivering innovative and resource-saving workforce solutions to leading organizations since 1974. The Company’s human capital services include comprehensive recruitment and employer-of-record payroll solutions, as well as large-scale, enterprise-based, contingent workforce and contract labor programs.

The Company employs its Center for Operational & Recruitment Excellence (“CORE”), a centralized service delivery model focused on operational excellence to enable businesses to achieve greater workforce control and performance, while also providing significant financial and resource savings over traditional methods. The Company’s national corporate headquarters is located in North Carolina.

In August 2021, the Company entered into an equity purchase agreement with Prestige PEO Holdings (“Prestige”) pursuant to which Prestige acquired 100% of the Company’s ownership interest in PathGoal Employer Services, LLC (“PathGoal”). The purchase price was $4,000,000 and the Company received net proceeds at closing of $3,116,063, which was net of $243,937 working capital adjustment, $140,000 transaction expenses and $500,000 client retention payment. The $500,000 client retention payment is contingent consideration based upon future operating results of PathGoal. The Company will be paid in November 2022 if the gross profit, as defined in the equity purchase agreement, for PathGoal for the 12-month period ended September 30, 2022 is equal to or greater than $2,232,500. If the gross profit is equal to or greater than $2,115,000, but less than $2,232,500, the Company will receive a prorated amount, as defined by the equity purchase agreement, of the client retention payment. In the event the gross profit is less than $2,115,000, the client retention payment will be $0. The Company has not recorded a receivable for this contingent consideration as it is not probable that PathGoal will hit the minimum gross profit target. See Note 17 for information on discontinued operations.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Headway Workforce Solutions, Inc. and its wholly-owned subsidiaries, Headway Employer Services, LLC, PathGoal Employer Services, LLC, Headway Payroll Solutions, LLC, and Headway HR Solutions, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

29

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

2.	Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

For the purpose of the consolidated statements of cash flows, cash and cash equivalents are short-term, highly liquid investments with original maturities of three months or less when purchased. At September 30, 2021 and 2020, the Company had $1,640,034 and $2,141,079 of cash equivalents, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable arising from its normal business activities. The Company maintains cash balances in financial institutions located in the United States. The aggregate of the accounts at each institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company had balances in excess of insured limits totaling $3,048,883 at September 30, 2021. The Company has not experienced any losses as a result of this concentration and believes it is not exposed to any significant credit risk on cash balances.

The Company believes that its credit risk regarding accounts receivable is limited due to the large number of entities comprising the Company’s customer base. In addition, the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for doubtful accounts, where appropriate and, as a consequence, believes that its accounts receivable credit risk exposure is limited to the amount established in the allowance for doubtful accounts.

Advertising

Advertising costs are expensed when incurred. Advertising expense for the years ended September 30, 2021 and 2020 was $284,118 and $669,939, respectively.

Restricted Cash

Restricted cash represents cash held in escrow at the Company’s bank solely for the support of its standby letter of credit requirements issued in support of workers’ compensation programs.

Revenue Recognition

The Company accounts for revenue in accordance with Accounting Standards Codification (“ASC”) 606. At the inception of each contract with a customer, the Company determines the performance obligations under the contract and the contract’s transaction price. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when the performance obligation is satisfied. The majority of the Company’s contracts have a single performance obligation as the promise to transfer services is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The Company’s performance obligations are satisfied over time as work progresses based on the transfer of services to its customers.

30

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Staffing Solutions

The Company enters into a contract to supply contingent staff to customers and providing other workforce solutions. Contingent staff may consist of temporary employees working under a contract for a fixed period of time or on a specific customer project. The Company’s revenues are derived from its gross billings, which are based on (i) the payroll cost of its worksite employees; and (ii) a markup computed as a percentage of the payroll cost. Reimbursable costs related to services where revenue is reported on a gross basis, including those related to travel and out-of-pocket expenses, are also included in revenue, and equivalent amounts of reimbursable costs are included in direct cost of revenue. Revenues from staffing solutions are recognized over time as the Company satisfies the performance obligation.

Professional Employer Organization (“PEO”)

The Company enters into contracts with client partners to provide Human Resource (HR) Outsourcing, payroll processing and business solutions services. Under these agreements, revenues are recognized when promised services are delivered to client partners, in the amount that reflects the consideration the Company expects to be entitled to in exchange for those services. The Company records revenue on a net basis as an agent versus on a gross basis as a principal in the presentation of revenues and expenses. The Company has concluded that net reporting for PEO is appropriate because the Company does not bear the risk of services provided. Revenues from PEO services are recognized over time as the Company satisfies the performance obligation. Revenues from these contracts are included in discontinued operations in the accompanying consolidated statements of operations.

Recruitment Process Outsourcing (“RPO”)

The Company enters into contracts to provide recruitment services for client partners. Revenue from RPO engagements is recognized on a scheduled basis in accordance with individual client contract terms as services are performed. Lesser amounts of revenue are also derived from direct placement services, which is generally recognized after placements are made and collectability is reasonably assured. Revenues from RPO services are recognized over time as the Company satisfies the performance obligation.

Contract Balances

Billed receivables and unbilled receivables (contract assets) are the results of revenue recognition, customer billing, and timing of payment receipts. Billed receivables represent unconditional rights to consideration under the terms of the contract and include amounts billed and currently due from the Company’s customers. Unbilled receivables represent the Company’s right to consideration in exchange for services that the Company has transferred to the customer prior to the Company having the right to payment for such services. Deferred revenue (contract liabilities) is recorded when customers remit contractual cash payments in advance of the Company satisfying performance obligations under contractual arrangements, including those with performance obligations to be satisfied over a period of time.

31

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

2.	Summary of Significant Accounting Policies (Continued)

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts. Management estimates the allowance for doubtful accounts based on historical experience and by identifying troubled accounts. Management identifies troubled accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written off when the Company determines that the possibility of collection becomes remote. Recoveries of accounts receivable previously written off are recorded when received. The Company’s allowance for doubtful accounts as of September 30, 2021 and 2020 was $316,947 and $270,928, respectively.

Software, Equipment and Leasehold Improvements

Leasehold improvements and equipment are stated at cost, less accumulated depreciation. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized utilizing the straight-line method over the shorter of the term of the lease or their estimated useful lives, which range from three to seven years. Routine maintenance and repairs are charged to expense when incurred. Gains or losses are credited or charged to earnings upon disposition.

Internal-Use Software

Capitalized costs for internal-use software include payroll costs for the Company’s employees who are directly associated with, and devote time to, the Company’s internal-use software project. Capitalization begins when the planning stage is complete and the Company commits resources to the software project, and continues during the application development stage. Capitalization ceases when the software has been tested and ready for its intended use. Costs incurred during the planning, training and post-implementation stages of the software development life-cycle are expensed as incurred.

Impairment of Long-Lived Assets

The Company evaluates whether there has been an impairment in any of its long-lived assets or asset groups on an annual basis or if certain circumstances indicate that a possible impairment may exist. An impairment in value exists whenever the carrying value of a long-lived asset exceeds its fair value. If it is determined that impairment in value has occurred, the carrying value is written down to its fair value. The Company recorded no impairments during the years ended September 30, 2021 and 2020.

Deferred Rent

The Company leases office space under agreements which provide periodic increases over the lease term. The Company records rent expense on a straight-line basis. Accordingly, timing differences between the amount paid for rent and the amount expensed are recorded as deferred rent and is included in other liabilities in the accompanying consolidated balance sheets.

32

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

2.	Summary of Significant Accounting Policies (Continued)

Self-Insurance Liability

The Company has established a high-deductible insurance program to cover its workers’ compensation risk. The program requires the Company to pay the first $250,000 for each claim; thereafter, a stop-loss insurance policy covers all remaining claim cost. The policy also provides for an aggregate annual out-of-pocket maximum of $2,250,000. The Company estimates annual losses under the self-insurance program. Amounts accrued under the self-insurance program totaled approximately $1,534,000 and $2,191,000 at September 30, 2021 and 2020, respectively, and are included in accrued expenses in the accompanying consolidated balance sheets. The insurance policy at times requires the Company to fund cash collateral amounts in advance. The Company’s cash collateral balances of $2,975,000 at September 30, 2021 and 2020 is included within long-term prepaid expenses in the accompanying consolidated balance sheets.

Income Taxes

For the years ended September 30, 2021 and 2020, the Company’s provision for income taxes represents franchise and other minimum taxes imposed by taxing authorities within the various jurisdictions in which the Company operates.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority.

The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

33

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

2.	Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of ASC 740 Income Taxes.

Stock-Based Compensation

As further described in Note 10, the Company operates a stock option plan and grants options from time to time. Compensation expense is measured based upon the calculated values for awards granted. Such grant values are recorded and expensed over the requisite service period using the straight-line method.

Equity-Linked Financial Instruments

The Company evaluates equity-linked financial instruments, such as warrants, primarily based on the guidance contained in ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. The evaluation determines the classification, amount, and timing of recognition of these instruments.

3.	Going Concern

The accompanying consolidated financial statements have been prepared on a basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Even though the Company reported net income for the year ended September 30, 2021, the Company reported a loss for the year ended September 30, 2020 and has negative working capital as of September 30, 2021 and 2020.

Management believes that cash generated from future operations, existing credit line availability, and continued financial support from investors will enable the Company to achieve its goals. Management’s plans to achieve profitable operations are dependent upon its ability to continue to increase service revenue. The Company’s operating results are also impacted by its ability to accurately estimate, control, and manage its direct costs relative to revenues derived from the markup component of its gross billings. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

Should the Company not achieve its expected levels of revenues, or accurately estimate, control, and manage its direct costs when negotiating contractual terms with customers, management may be required to alter the Company’s operating plans. The attainment of profitable operations is dependent upon future events, including achieving a level of revenues adequate to support the Company’s cost structure. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future. The need for additional capital may be adversely impacted by uncertain market conditions related to the COVID-19 pandemic (see Note 19).

34

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

4.	Software, Equipment and Leasehold Improvements

Software, equipment and leasehold improvements consisted of the following at September 30:

	2021	2020

Software	$1,261,338	$524,324
Office and Computer Equipment	553,732	535,015
Leasehold Improvements	221,842	213,990
Furniture and Fixtures	112,907	161,201

	2,149,819	1,434,530
Less Accumulated Depreciation and Amortization	(877,854)	(692,779)

Equipment and Leasehold Improvements, Net	$1,271,965	$741,751

5.	Accrued Expenses

Accrued expenses consisted of the following at September 30:

	2021	2020

Workers’ Compensation	$1,534,037	$2,191,115
Accrued Interest – Shareholders	-	422,901
Other	168,350	39,047

	$1,702,387	$2,653,063

Workers’ compensation expense, which includes amounts reserved for future claims payments, for the years ended September 30, 2021 and 2020 was $335,064 and $1,978,985, respectively.

6.	Line of Credit Facility and Pledged Assets

In June 2016, the Company entered into a line of credit agreement (the “Agreement”) with Capital Business Credit LLC (“CBC”), now White Oak Commercial Finance, LLC (“White Oak”), that provided working capital and supported general corporate needs. Under the terms of the Agreement, the line of credit matured in June 2019 and the Company renewed its line of credit agreement with White Oak through June 2022. White Oak may terminate the Agreement at any time upon providing 30-days written notice. The Agreement is secured by all the assets of the Company and is personally guaranteed by members of management of the Company.

35

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

6.	Line of Credit Facility and Pledged Assets (Continued)

Under the terms of the new agreement the maximum borrowing capacity is $12,000,000. The borrowing base is defined as the sum of the following: (a) 95% of the eligible ordinary receivables, as defined, and (b) the lessor of (i) $3,000,000 or (ii) 95% of the Company’s outstanding eligible unbilled receivables, as defined, less the sum of the following: (c) 100% of the undrawn amount of all letters of credit outstanding, (d) the special availability reserve, (e) the quarterly tax reserve and (f) the amount all other availability reserves in effect as such time. The line of credit bears interest at LIBOR plus 5.00% with a floor of 7.00% (7.00% at September 30, 2021) on all outstanding balances and 0.25% for any unused portion of the line of credit. At September 30, 2021 and 2020, borrowings of $1,700,684 and $0, respectively, were outstanding on the credit facility, respectively.

From time to time White Oak may cause letters of credit to be opened to be issued for the Company’s benefit. The aggregate face amount of all letters of credit outstanding will become the letter of credit reserve, which reduces the borrowing base under the Agreement. Under the terms of the amended agreement the letter of credit sub-line may not exceed $2,000,000. The Company is required to pay interest monthly on the face amount of all letters of credit at a rate of LIBOR plus 6.25% (6.48% at September 30, 2021). At September 30, 2021 and 2020, there were $987,937 of standby letters of credit that had been issued related to workers’ compensation.

The Agreement operates similar to a factoring arrangement whereby the Company’s receivables are bought by White Oak. However, receivables purchased by White Oak are required to be repurchased by the Company in the event the Company’s customer disputes the invoice amount or if the receivable remains unpaid past a certain number of days from the invoice date. Due to the recourse provisions in the arrangement, the Company accounts for transactions under the credit facility as secured borrowings.

The line of credit was amended in December 2021. See Note 20 for discussion of amended terms.

7.	Notes Payable - Shareholders

In January 2017, the Company entered into unsecured note payable agreements, totaling $1,000,000, with 16 of the Company’s preferred stock shareholders. The notes accrue interest at 12% and require monthly payments of ten percent of the unpaid principal balance beginning June 2017 with the remaining unpaid principal and interest balance due November 2017. There was $1,000,000 outstanding on the shareholder notes payable as of September 30, 2021 and 2020. Due to the notes payable being paid off subsequent to year end (see Note 20), the note payable agreements have been classified as a current liability in the accompanying consolidated balance sheet at September 30, 2021.

36

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

7.	Notes Payable – Shareholders (Continued)

In September 2017, the Company entered into unsecured note payable agreements, totaling $1,000,000, with five of the Company’s preferred stock shareholders. The notes accrue interest at 12% and require monthly payments of ten percent of the unpaid principal balance beginning March 2019 with the remaining unpaid principal and interest balance due January 2020. There was $0 and $1,000,000 outstanding on the shareholder notes payable as of September 30, 2021 and 2020, respectively. The Company obtained consent from White Oak to pay the subordinated notes payable during the year ended September 30, 2021.

In May 2019, the Company entered into unsecured note payable agreements, totaling $1,357,512, with 18 of the Company’s preferred stock shareholders. The notes accrue interest at 12% with the unpaid principal and interest balance due May 2020. There was $0 and $1,357,512 outstanding on the shareholder notes payable as of September 30, 2021 and 2020, respectively. The Company obtained consent from White Oak to pay the subordinated notes payable during the year ended September 30, 2021. Total interest expense on all notes payable – shareholders was approximately $268,000 and $402,000 during the years ended September 30, 2021 and 2020, respectively.

8.	Notes Payable

In May 2020 and June 2020, the Company entered into four note payable agreements totaling $11,966,505 through the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act. During 2021, the Company received forgiveness on three notes totaling $10,677,605 from the Small Business Administration. There was $1,288,900 and $11,966,505 outstanding on the notes payable as of September 30, 2021 and 2020, respectively. The Company anticipates the outstanding balance of the notes payables will be forgiven in accordance with the regulations of the Paycheck Protection Program during the year ended September 30, 2022, and have been classified as current with the consolidated balance sheets.

9.	Stockholders’ Equity

Capital Structure

In May 2019, the Board of Directors amended the Company’s Second Amended and Restated Stockholders’ Agreement to, among other things, authorize additional shares of the Company’s Series E Redeemable Convertible Preferred Stock. Effective May 2019, the Company is authorized to issue 35,000,000 shares of $0.0001 common stock and 18,300,000 shares of $0.0001 par value preferred stock. At September 30, 2021 and 2020, 2,669,917 shares of common stock were issued and outstanding. At September 30, 2021 and 2020, 8,115,876 shares of preferred stock were issued and outstanding.

37

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

9.	Stockholders’ Equity (Continued)

Capital Structure (Continued)

Additional information related to the Company’s preferred stock as of September 30, 2021 is reflected in the following schedule:

	Shares		Aggregate
Preferred Stock Series	Authorized	Issued and Outstanding	Liquidation Preference

Series B Redeemable Convertible Stock	1,700,000	340,163	$340,163
Series C Redeemable Convertible Stock	2,300,000	906,675	906,675
Series D Redeemable Convertible Stock	10,300,000	6,869,038	6,869,038
Series E Redeemable Convertible Stock	4,000,000	-	-

	18,300,000	8,115,876	$8,115,876

Capital Structure

Series B Redeemable Convertible Preferred Stock is collectively referred to as “Series B”. Series C Redeemable Convertible Preferred Stock is collectively referred to as “Series C”. Series D Redeemable Convertible Preferred Stock is collectively referred to as “Series D”. Series E Redeemable Convertible Preferred Stock is collectively referred to as “Series E”.

Preferred Stock

Dividends

The holders of the Company’s preferred stock are entitled to receive cumulative dividends on their investment at an annual rate of 10%. The holders of Series E have dividend preference over the holders of Series D, Series C, and Series B. The holders of Series D have dividend preference over the holders of Series C and Series B. The holders of Series C have dividend preference over the holders of Series B.

Dividends shall be payable only when, as, and if declared by the Board of Directors, but only out of funds that are legally available. Therefore, all undeclared and unpaid cumulative dividends with respect to each of the above-described series of preferred stock shall compound annually and, for purposes of dividend accrual only, shall be added to the original issue price upon which dividends shall continue to accrue. The Board of Directors may elect to treat such annual compounding as a dividend paid in shares of the applicable series of preferred stock.

As of September 30, 2021, the Company had cumulative preferred dividends in arrears of $305,935, $817,424, and $6,105,486 related to shares of Series B, Series C and Series D preferred stock, respectively. As of September 30, 2020, the Company had cumulative preferred dividends in arrears of $246,638, $659,954, and $4,921,123 related to shares of Series B, Series C and Series D preferred stock, respectively. The Company did not issue any preferred stock dividends during the years ended September 30, 2021 and 2020.

38

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

9.	Stockholders’ Equity (Continued)

Preferred Stock (Continued)

Liquidation

Upon any liquidation, dissolution, or winding up of the Company, in reverse corresponding alphabetical order of the preferred stock series letter, each series of preferred stock has distribution preference over the subsequent series. The holders of Series E will be entitled to an amount equal to $1.00 per share plus an amount equal to all declared and unpaid dividends determined as of the date of such liquidation event before any payment or distribution is made to holders of Series D, Series C or Series B. The holders of Series D, Series C and Series B are entitled to same distribution of $1.00 per share plus any declared and unpaid dividends, which shall be paid in reverse alphabetical order. After payment of liquidation preference, as defined by the second amended and restated certificate of incorporation, to holders of preferred stock, the holders of share of common stock then outstanding will be entitled to receive the remaining assets of the Company available for distribution on a pro rata basis. The aggregate Series B, Series C, and Series D liquidation preferences at September 30, 2021 and 2020 were $340,163, $906,675, and $6,869,038.

Voting Rights

Preferred stockholders are not entitled to voting privileges except on matters involving (i) reclassifications of any securities or other outstanding capital stock of the Company; (ii) amendments, modifications or repealing the powers, preferences or rights of or the restrictions provided for the benefit of the holders of such class or series of preferred stock; (iii) amendment of the certificate of incorporation in any manner that otherwise disproportionately and adversely impacts such class or series of preferred stock as compared to any or all of the other classes or series of preferred stock; or (iv) increases in the number of shares of such class or series of preferred stock issued or authorized for issuance.

Redemption

The Company in its sole discretion, at any time or from time to time, in whole or in part, may redeem shares of preferred stock at the price per share equal to the liquidation preference as of the date of such call redemption, provided, however that the Company may not exercise its redemption right with respect to Series D, Series C or Series B without the consent of the holders of a majority of the then outstanding shares of Series E unless all shares of Series E have been redeemed in full. With respect to any call redemption of fewer than all the outstanding shares of preferred stock, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata among each series of preferred stock.

39

HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

9.	Stockholders’ Equity (Continued)

Preferred Stock (Continued)

Conversion into Common Stock

Upon closing the sale of the Company’s common stock in a firm commitment, underwritten public offering, or to an employee benefit plan of the Company, with minimum net proceeds to the Company of $40,000,000 in which the common stock is listed on the New York Stock Exchange or NASDAQ Global Market (a Qualified IPO), then upon consummation of such Qualified IPO, at the Company’s option and in its sole discretion, all shares, regardless of class or series, of preferred stock shall automatically convert to common stock at the then applicable conversion price of the preferred stock held by such holder.

Each share of preferred stock is also convertible at the election of the holder, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock as is determined by dividing $1.00 by the conversion price, as defined, in effect at the time of conversion of each series of preferred stock.

Shares of common stock at September 30, 2021 are reserved for future issuance as follows:

Common Stock Warrants Outstanding	2,335,038
Series E Preferred Stock Warrants Outstanding	2,715,381
Options Granted and Outstanding	683,361
Options Available for Grant Under Stock Plan	294,263

6,028,043

10.	Stock-Based Compensation

During 2008, the Company adopted the 2008 Stock Option Plan (the “Plan”). During the year ended September 30, 2015, the Company’s board of directors increased the total number of shares reserved to be issued under the Plan to 977,624. As of September 30, 2021 and 2020, the Company reserved 977,624 shares of common stock in connection with stock option grants. Stock options granted under the Plan have an exercise price generally equal to the estimated fair value of the Company’s common stock as determined by the Board of Directors. The vesting period is determined by the Board of Directors for each grant.

The fair value of each option award is estimated at the date of grant using the Black-Scholes option valuation model utilizing assumptions, including volatility, risk-free interest rate, and expected terms. The Company has utilized the fair value-based method for determining the value of stock options. Because the Company’s stock is not actively traded, management identified a similar public company for which share price information is available in determining historical volatility of that public company and substituted the historical volatility for the expected volatility used as the assumption in the stock option valuation model. The risk-free rate reflects the U.S. Treasury yield for a similar expected life instrument in effect at the time of the grant. The expected term assumptions reflect the period for which the Company believes the options will remain outstanding.

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HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

10.	Stock-Based Compensation (Continued)

The Company granted zero stock options to employees during the years ended September 30, 2021 and 2020.

As of September 30, 2021 and 2020, there were 294,263 options available for grant and 683,361 options outstanding with a weighted average exercise price of $0.46. There were no options granted or terminated or any other changes to the stock option plan during the years ended September 30, 2021 and 2020.

There were 191,538 and 491,824 outstanding options exercisable at an exercise price of $1.00 and $0.25, respectively, as of September 30, 2021 and 2020. The weighted average remaining life of these options was 2.17 and 3.17 years at September 30, 2021 and 2020, respectively.

There were no changes to the Company’s non-vested stock options during the years ended September 30, 2021 and 2020.

In connection with stock option activity, the Company recognized $0 of stock-based compensation expense during the years ended September 30, 2021 and 2020.

11.	Warrants

In accordance with the September 10, 2013 Agreements, all previously issued warrants to purchase 262,601 shares of the Company’s common stock were terminated. Upon issuance of Series B, Series C and Series D, each preferred stockholder became contingently entitled to receive warrants to purchase shares of the Company’s common stock at $0.01 per share. However, the rights and obligations conveyed by the warrants become effective only in the event the Company’s EBITDA, as defined, was less than $6 million for the combined periods of the year ended September 30, 2014 and the nine months ended September 30, 2013. If the Company’s EBITDA is less than $6 million, the Company shall issue to each preferred stockholder, on a pro rata basis within each series of preferred stock, a number of warrants. Such that Series B, Series C, and Series D stockholders will own 3.4%, 4.0%, and 10.0%, respectively, of the Company’s common stock on an as converted basis immediately following issuance.

The rights and obligations to receive warrants resulted in the contingent ability of the preferred stockholders to purchase 3,567,635 shares of common stock at $0.01 per share, which were valued at $352,348. In the event the contingency is met and the warrants are issued, they will expire ten years after issuance. Management has determined that the contingency associated with these warrants requires equity, rather than liability, treatment. The warrants were initially recognized based on an allocation of the proceeds received in exchange for the issuance of Series D, and in the case of Series B and Series C, the carrying amount of subordinated term notes prior to conversion, between the preferred stock and the warrants on a relative fair value basis.

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HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

11.	Warrants (Continued)

Because the rights and obligations related to the warrants were conveyed in connection with the issuance of Series B, Series C, and Series D, the recognized value of the warrants have been treated as a discount to each series of preferred stock.

In February 2015, the Company granted 3,567,635 warrants to various shareholders in connection with the September 2013 agreements since the Company did not meet the minimum EBITDA requirement for fiscal years 2014 and 2013. These warrants allow the holders to purchase the Company’s common stock at $0.01 per share and can be exercised through February 2025. Since February 2015, 1,232,597 warrants have been exercised or forfeited.

In May 2019, the Company granted 2,715,381 warrants to various shareholders in connection with the shareholders respective note payable agreements. These warrants allow the holders to purchase the Company’s Series E preferred stock at $0.01 per share and can be exercised through May 2029. The Company did not allocate a fair value to the warrants as the amount was not material.

There were no warrants granted, exercised or cancelled during the year ended September 30, 2021 and 2020. There were 2,335,038 common stock warrants outstanding as of September 30, 2021 and 2020. There were 2,715,381 Series E preferred stock warrants outstanding as of September 30, 2021 and 2020.

12.	Income Taxes

The components of deferred tax assets were as follows as of September 30:

	2021	2020

Deferred Tax Assets:
Deferred Rent	$43,000	$55,000
Net Operating Loss Carryforward	5,411,000	5,589,000
Intangibles	759,000	759,000
Bad Debts	75,000	64,000
Depreciation and Amortization	176,000	143,000
Business Interest Expense	330,000	212,000
Workers Compensation	189,000	343,000
Deferred Payroll Taxes	579,000	417,000

Total Gross Deferred Tax Assets	7,562,000	7,582,000

Less: Valuation Allowance	(7,562,000)	(7,582,000)

Net Deferred Tax Assets	$-	$-

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HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

12.	Income Taxes (Continued)

At September 30, 2021 and 2020, the Company provided a full valuation allowance against its net deferred tax asset since, based upon the weight of the available evidence, it is more likely than not that the deferred tax asset will not be realized. After the adjustment to the valuation allowance previous noted, the total valuation allowance decreased during the year ended September 30, 2021 by $20,000.

For federal income tax purposes as of the years ended September 30, 2021 and 2020, the Company has available net operating loss carryforwards of approximately $23,029,000 and $23,803,000, respectively, which expire commencing in 2028.

The Tax Reform Act of 1986 contains provisions that limit the ability to utilize net operating loss carryforwards in the case of certain events, including significant changes in ownership interests. If the Company’s net operating loss carryforwards are limited and the Company has taxable income which exceeds the permissible yearly net operating loss carryforward, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years. The Company has net operating losses that are subject to a limitation under Internal Revenue Code (“IRC”) section 382 and their realization is considered remote. Those amounts have not been included in the net operating loss carry forward amounts disclosed above.

13.	Major Customers

Revenue and accounts receivable as of and for the years ended September 30, 2021 and 2020, respectively, include amounts from the following major customers (customers representing more than 10% of total revenue):

	2021
	Gross	Percent of		Percent of
	Revenue	Revenue	Receivables	Receivables

Customer A	$10,166,000	12.2%	$476,000	6.0%
Customer B	13,707,000	16.4%	2,189,000	27.7%
Customer C	12,351,000	14.8%	720,000	9.1%
Customer D	12,820,000	15.4%	749,000	9.5%

	$49,044,000	58.8%	$4,134,000	52.3%

	2020
	Gross	Percent of		Percent of
	Revenue	Revenue	Receivables	Receivables

Customer C	$9,912,000	14.8%	$427,000	9.1%
Customer D	14,979,000	22.4%	296,000	6.3%
Customer E	7,450,000	11.2%	419,000	8.9%

	$32,341,000	48.4%	$1,142,000	24.3%

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HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

13.	Major Customers (Continued)

Customer A’s total revenue exceeded the 10% of total revenue threshold during the year ended September 31, 2021. Customer A’s total gross revenue and percentage of revenue for the year ended September 30, 2020 was $0 and 0.0%, respectively. Customer A’s receivables and percent of receivables at September 30, 2020 totaled $0 and 0.0%, respectively.

Customer B’s total revenue exceeded the 10% of total revenue threshold during the year ended September 31, 2021. Customer B’s total gross revenue and percentage of revenue for the year ended September 30, 2020 was $0 and 0.0%, respectively. Customer B’s receivables and percent of receivables at September 30, 2020 totaled $0 and 0.0%, respectively.

Customer E’s total revenue exceeded the 10% of total revenue threshold during the year ended September 31, 2020. Customer E’s total gross revenue and percentage of revenue for the year ended September 30, 2021 was $4,856,000 and 5.7%, respectively. Customer E’s receivables and percent of receivables at September 30, 2021 totaled $276,000 and 3.2%, respectively.

14.	Retirement Plan

The Company has a defined contribution plan governed by Section 401(k) of the IRC (the “401(k) Plan”) covering substantially all of its employees. The 401(k) Plan does not require a matching contribution by the Company and no such matching contributions were made during the years ended September 30, 2021 and 2020.

15.	Commitments and Contingencies

Operating Leases

During the year ended September 30, 2017, the Company entered into an operating lease for office space in Raleigh, North Carolina for its wholly-owned subsidiary, PathGoal. The lease requires monthly rental payments beginning in May 2018, with rent increases beginning annually in June 2018. PathGoal was sold in August 2021 (See Note 17).

In September 2018, the Company entered into an operating lease agreement to for office space in Raleigh, North Carolina, with rent increases beginning annually in August 2019. The lease matures in March 2029.

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HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

15.	Commitments and Contingencies (Continued)

Future minimum lease payments under non-cancelable operating leases are as follows:

Year ending September 30,	Amount

2022	$318,302
2023	325,361
2024	332,195
2025	335,361
2026	342,907
Thereafter	892,079

$2,546,205

Rent expense was $425,508 and $569,814, for the years ended September 30, 2021 and 2020, respectively.

Other Contingent Liabilities

Certain claims and suits arising in the ordinary course of business have been filled or are pending against the Company. In the opinion of management, the ultimate outcome of these matters will not have a material impact on the Company’s financial position, results of operations or cash flows.

16.	Prior Period Adjustment

The Company determined that previously reported revenues, deferred revenue and net loss were misstated. The 2020 consolidated financial statements have been restated as a result. This adjustment resulted in the following changes to the Company’s 2020 consolidated financial statements:

	As Previously	Restatement
	Reported	Adjustment	As Restated

Gross Billings – Staffing Solutions	$57,642,255	$(359,314)	$57,282,941
Direct Costs – Staffing Solutions	57,902,437	1,773,387	59,675,824
Deferred Revenue	-	359,314	359,314
Accrued Payroll	2,363,092	1,773,387	4,136,479
Net Loss	(3,416,774)	(2,132,701)	(5,549,475)

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HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

17.	Discontinued Operations

During August 2021, the Company entered into an equity purchase agreement with Prestige pursuant to which Prestige acquired 100% of the Company’s ownership interest in PathGoal. PathGoal’s carrying amounts of major classes of assets, liabilities, and operations are presented as held for sale and presented separately in the consolidated balance sheets and statements of operations.

A reconciliation of the major assets and liabilities at September 30 is as follows:

	2021	2020
Carrying amount of major classes of assets included as part of discontinued operations:
Cash and Cash Equivalents	$-	$857,145
Accounts Receivable: Unbilled	-	1,188,217
Prepaid Expenses and Other Current Assets	-	213,989
Software, Equipment and Leasehold Improvements, Net	-	18,157
Prepaid Expenses and Deposits	-	106,088

Total Assets of the Disposal Group Classified As Discontinued Operations	$-	$2,383,596

Carrying amount of major classes of liabilities included as part of discontinued operations:
Accounts Payable	$-	$76,739
Accrued Payroll	-	2,721,067
Other Liabilities	-	59,204

Total Liabilities of the Disposal Group Classified As Discontinued Operations	$-	$2,857,010

A reconciliation of the major revenues and expenses for the years ended September 30 is as follows:

	2021	2020
Carrying amount of major classes of assets included as part of discontinued operations:
Net Billings – PEO Clients	$6,389,554	$6,225,658
Direct Costs – PEO Clients	(5,328,297)	(5,370,296)
Selling, General, and Administrative Expenses	(442,677)	(128,434)
Other Expenses	(966,927)	-
Gain on Sale of Discontinued Operations	3,167,235	-

Income on Discontinued Operations	$2,818,888	$726,928

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HEADWAY WORKFORCE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

18.	GAAP Departures

According to FASB ASC 205, Discontinued Operations, the Company is required to disaggregate discontinued operations in the accompanying statement of cash flows. The Company has chosen not to disaggregate the activity in the accompanying statement of cash flows for the years ended September 30, 2021 and 2020. The effects of this departure from U.S. GAAP on financial position, results of operations and cash flows have not been determined.

19.	Uncertainties

As a result of the COVID-19 outbreak in the United States, economic uncertainties have arisen which may have a negative impact on the Company’s financial results in the future. The extent of the impact of COVID-19 on the operational and financial performance will depend on certain developments, including duration and spread of the outbreak, impact on customers, employees and vendors, all of which are uncertain at this time. The extent to which COVID-19 may impact the Company’s financial condition or results in the future in uncertain.

20.	Subsequent Events

On December 28, 2021, the Company amended the terms of the Line of Credit Facility with White Oak. Under terms of the amended agreement, the maximum borrowing capacity was reduced from $12,000,000 to $10,000,000, extended the maturity date from June 30, 2022 to June 30, 2024, removed the special availability reserve, amended the early termination fee and reduced the LIBOR Index Rate floor from 2% to 1%. In addition, the amended Line of Credit Facility has certain financial covenants that must be met on a quarterly basis beginning with the quarter ended March 31, 2022. The Company was in violation of the financial covenants as of March 31, 2022 and June 30, 2022.

On December 31, 2021, the Company paid 16 preferred shareholders back the 2017 subordinated notes payable for $1,000,000. The Company obtained consent from White Oak to pay subordinated notes payable.

The Company executed a Stock Purchase Agreement on April 18, 2022 to sell the Company to Staffing 360 Solutions (“Staffing 360”) in which Staffing 360 agreed to pay a cash payment of approximately $14,000 and issue 9,000,000 shares of Staffing 360’s Series H Convertible Preferred Stock, with a value equal to the Closing Payment, as defined in the Stock Purchase Agreement. On May 18, 2022, the transaction closed. The purchase price was approximately $9,000,000, subject to adjustment as provided in the Stock Purchase Agreement to certain covenants in the Stock Purchase Agreement, Staffing 360 may be subject to a Contingent Payment to the Company up to $5,000,000 based on Adjusted EBITDA (such term defined in the Stock Purchase Agreement) of the Company during the Contingent Period (such term defined in the Stock Purchase Agreement).

On May 17, 2022, the Company received forgiveness from the Small Business Administration on a note payable totaling $1,175,700 with the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act. The Company paid the remaining $113,200 on the note payable back to the financial institution.

The Company has evaluated events and transactions for potential recognition or disclosure in the consolidated financial statements through July 28, 2022, which is the date the consolidated financial statements were available to be issued.

47